UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2016

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
a) On April 29, 2016, Kellogg Company held its Annual Meeting of Shareowners.
b) Mary Laschinger, Cynthia Milligan, Carolyn Tastad, and Noel Wallace were re-elected for a three-year term.
Five matters were voted on at the 2016 Annual Meeting: the re-election of the four directors described in (b) above; an advisory resolution to approve executive compensation; the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016; a Shareowner proposal to recognize Kellogg's efforts regarding animal welfare; and a Shareowner proposal to adopt simple majority vote. The final results of voting on each of the matters submitted to a vote of Shareowners are as follows.

1. Election of Directors	For	Withheld	Broker Non-Votes
Mary Laschinger	280,199,416	3,985,900	30,983,357
Cynthia Milligan	282,764,074	1,421,242	30,983,357
Carolyn Tastad	282,268,948	1,916,368	30,983,357
Noel Wallace	282,974,118	1,211,198	30,983,357

	For	Against	Abstentions	Broker Non-Votes
2. Advisory resolution to approve executive compensation	277,789,453	5,260,628	1,135,235	30,983,357

	For	Against	Abstentions
3. Ratification of independent registered public accounting firm	312,434,901	2,315,810	417,962

	For	Against	Abstentions
4. Shareowner proposal to recognize Kellogg’s efforts regarding animal welfare	302,141,341	5,581,676	7,445,656

	For	Against	Abstentions	Broker Non-Votes
5. Shareowner proposal to adopt simple majority vote	116,447,551	166,704,727	1,033,038	30,983,357

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: May 4, 2016	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman, Corporate Development and Chief Legal Officer